Exhibit 10.1

FIRST AMENDMENT

TO THE

A.M. CASTLE & CO.

SUPPLEMENTAL 401(k) SAVINGS AND RETIREMENT PLAN

WHEREAS, A.M. Castle & Co. (the “Company”) maintains the A.M. Castle & Co. Supplemental 401(k) Savings and Retirement Plan (As Amended and Restated Effective as of January 1, 2009) (the “Plan”).

WHEREAS, the Plan was previously amended and restated, and further amendment thereof is now considered desirable.

NOW, THEREFORE, it is resolved that the Plan be and is hereby amended, effective April 27, 2009, as follows:

1.	By amending subsection 3.3 of the Plan in its entirety to read as follows:

“3.3.     Matching Credits. Subject to such terms, conditions, and limitations as the Committee may from time to time impose, for each Plan Year, the Account of each Participant who files a Participation Election for such year shall be credited with ‘Matching Credits’ in the amount, if any, that would have been credited to his account as a ‘Matching Contribution’ under the 401(k) Savings Plan had the Participant made Before-Tax Contributions to the 401(k) Savings Plan for the same period and at the same rate as he defers compensation under subsection 3.2 and had the limitations of Code section 415, 402(g) and 401(a)(17) not applied. The amount of Matching Credits for any period shall be credited to the Participant’s Account at the same time as Matching Contributions, if any, would otherwise have been credited to his Account under the 401(k) Savings Plan or at such other time as the Committee may reasonably determine in accordance with uniform procedures established by it.”

2.	By amending subsection 3.4 of the Plan in its entirety to read as follows:

“3.4.     Make-Whole Credits. For each Plan Year, an amount (referred to as a ‘Make-Whole Credit’) equal to the amount by which a Participant’s Employer Contribution under the 401(k) Savings Plan for that year, if any, is reduced by reason of either the limitations of Code section 415 or 401(a)(17) or by reason of deferrals under this Plan shall be credited to the Participant’s Account, at the same time that Employer Contributions, if any, would otherwise have been credited to his Account under the 401(k) Savings Plan or at such other time as the Committee may reasonably determine in accordance with uniform procedures established by it.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this amendment to the Plan to be executed by its duly authorized officer on this 15th day of April, 2009.

A. M. CASTLE & CO.
By: /s/ Kevin Fitzpatrick

Its: Vice President, Human Resources

2